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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the D.R. Horton Deferred Compensation Plan of our report dated June 27, 2001 for Schuler Homes, Inc., our report dated May 16, 2001 for Schuler Residential, Inc. and our report dated April 30, 2001 for Western Pacific Housing, each included in Schuler Homes, Inc.'s Annual Report (Form 10-K), filed with the Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP

Los Angeles, California
June 19, 2002